Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces Board and Executive Leadership Changes

Experienced Orthopedics and Spine Executive, Terry M. Rich, joins as CEO and Board Member

Mortimer Berkowitz III appointed Chairman of the Board

New Commercial Leadership Team Hired

CARLSBAD, Calif., December 12, 2016 — Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a provider of spinal fusion technologies, today announced that its Board of Directors has appointed Terry M. Rich as the Company’s Chief Executive Officer, effective December 10, 2016. Mr. Rich, who has also been appointed to the Company’s Board of Directors, will replace Leslie H. Cross, who has served as interim Chief Executive Officer since September 2016. The Company also announced today that its Board of Directors has appointed Mortimer Berkowitz III, a current member of the Company’s Board of Directors, as Chairman of the Board effective December 10, 2016, replacing Mr. Cross, who will step down as Chairman, but will remain on the Company’s Board of Directors. As a result of this transition, the Board will no longer have a Lead Independent Director. Finally, the Company announced new members of its commercial leadership team and equity inducement awards being granted to three new key employees.

Terry M. Rich Named CEO

With over 25 years of orthopedic, spine and medical device business experience, Mr. Rich has a successful track record of leading global business units, driving sales execution and commercial turn-arounds. In addition, Mr. Rich has demonstrated experience managing both direct and distributor sales channels. Most recently he served as President, Upper Extremities at Wright Medical Group N.V. (Nasdaq: WMGI), following Wright’s merger with Tornier, N.V. Prior to this, Mr. Rich served as the Senior Vice President, U.S. Commercial Operations, at Tornier and prior to Tornier, Mr. Rich held senior sales leadership positions in the spine industry at Nuvasive and DePuy Spine.

New Sales Leadership Appointed

In conjunction with Mr. Rich’s appointment, the Company also announced the following additions to the Company’s commercial leadership team:

•	Jon Allen has accepted a newly created position as the Company’s Executive Vice President, Commercial Operations. In this role, Mr. Allen will be responsible for all aspects of sales, sales training, national accounts, healthcare economics and value creation.

•	Amy Ables, Ph.D., has accepted a newly created position as the Company’s Vice President, Corporate Education & Performance. In this role, Dr. Ables will be responsible for all aspects of training and development for surgeons, sales representatives, distributors and employees. Dr. Ables will also drive efforts for an integrated process to involve and align Alphatec’s teams to accomplish the Company’s strategic goals and objectives.

With these appointments, the Company is investing in strengthening its sales leadership in order to improve sales execution and drive future revenue growth.

Tim Berkowitz, Chairman of the Alphatec Board of Directors, said, “This leadership transition is the next step in connecting surgeons and patients in the U.S. with Alphatec’s new and robust spinal fusion products. We are excited to bring in Terry Rich as CEO to lead the next phase of the Company’s transformation and drive superior performance for Alphatec. Terry’s deep experience in the U.S. spine and orthopedics markets and his demonstrated history as an executive leader make him ideally suited for the CEO position. We are equally excited about the additions of Jon and Amy to the commercial leadership team. Together, Terry, Jon and Amy were senior executives at Tornier and were instrumental in repositioning Tornier’s U.S. commercial business and positioning the company for a successful merger with Wright Medical in 2015. Their combined experience and exceptional leadership will be invaluable as we move to unlock the potential of our product portfolio across the U.S. spine market.”

Mr. Berkowitz added, “The Board offers our sincerest thanks to Les Cross for his dedication and contributions to Alphatec as Chairman of the Board for the last five-plus years. We appreciate his guidance and leadership and we are very pleased that he will continue to serve on the Company’s Board.”

Mr. Rich said, “I am thrilled with the opportunity to lead Alphatec through this pivotal point in the Company’s transformation and aggressively pursue the large U.S. market opportunity we have in front of us. With a new, robust portfolio of spinal fusion products, an improved capital structure and a strengthened senior leadership team, we are well positioned to drive towards future profitability and growth. I look forward to engaging with the talented Alphatec employees, our surgeon customers, our distributors and sales agents, our suppliers and our shareholders as we embark on this new chapter.”

Terry M. Rich Background

With over 25 years of experience in the orthopedic and spine industry, Mr. Rich, 49, is an accomplished leader with a breadth of experience across a variety of commercial roles. Mr. Rich was most recently with Wright Medical Group and Tornier and held multiple roles with increasing responsibility since 2012 in the areas of U.S. sales, global product delivery, sales training, global marketing, commercial operations, research and development, healthcare economics, business strategy, finance and human resources. Most recently, since 2015 he served as President, Upper Extremities of Wright Medical, where he was accountable for a ~$200M annual revenue business unit. Prior to Wright, he held senior executive leadership positions at Tornier. Within the spine industry, Mr. Rich has held sales leadership roles at Nuvasive, where he was responsible for annual regional sales of ~$250M, and was a partner in a DePuy Spine distributor in northern California. Mr. Rich received a B.A. in Labor Relations from Rutgers University.

New Commercial Leadership Background

Jon Allen has held numerous sales leadership and sales operations positions in spine and orthopedics over his 27-year career in medical devices, including most recently Vice President, Healthcare Economics and Reimbursement, at Wright Medical where he had oversight responsibilities for corporate accounts, product positioning, and value creation. Prior to joining Wright Medical, Mr. Allen held senior executive leadership positions with Tornier starting as Vice President, Sales Operations, and serving on Tornier’s executive committee. Additionally, Mr. Allen held senior leadership roles within DePuy franchise where he was responsible for developing pricing and commercial strategy, sales channel management and subsequently owning a multi-state distributorship for DePuy Spine. Mr. Allen has a long standing reputation being on the forefront of innovative and differentiated initiatives in the spine and orthopedics industries. In addition, Mr. Allen has served as a consultant to leading orthopedic companies working with U.S. Senators and the Senate Finance Committee in addressing anti-conflict of interest legislation in healthcare.

Dr. Amy Ables most recently served as Vice President U.S. Training and Education at Wright Medical, a position she has held since 2014. From 2007 to 2014, she served a variety of senior leadership roles at Tornier within medical education, clinical education, sales training and product management. Prior to this, she served as Assistant Professor for the Department of Kinesiology at the University of Texas, Arlington. Dr. Ables holds a Ph.D. in Biomechanics from Texas Woman’s University and has published several articles, books and presentations in the area of kinesiology, sports medicine and medical devices.

Inducement Awards Granted

As an inducement to entering into employment with the Company, and in accordance with NASDAQ Listing Rule 5635(c)(4) under Alphatec’s 2016 Employment Inducement Award Plan (the “Plan”), on December 10, 2016, the Compensation Committee of the Board of Directors approved the following inducement awards:

•	Terry Rich – 200,000 restricted stock units (RSUs) and an option to purchase 200,000 shares of common stock; and

•	Jon Allen – 75,000 RSUs and an option to purchase 75,000 shares of common stock; and

•	Amy Ables – 25,000 RSUs and an option to purchase 25,000 shares of common stock.

The RSUs and stock options were granted pursuant to Alphatec’s 2016 Employment Inducement Award Plan (the “Plan”). Collectively, the RSUs and options were granted as inducements material to the new employees entering into employment with Alphatec in accordance with NASDAQ Listing Rule 5635(c)(4).

The RSUs will vest in equal installments annually over four years on each of the first four anniversaries of the grant date, assuming in each case the employee remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs will fully vest upon a change in control of Alphatec.

The stock options will have an exercise price equal to the closing price per share of Alphatec’s common stock as reported by NASDAQ on the date of grant. The stock options will vest over four years, with 25% of the options vesting on the anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, assuming in each case the employee remains continuously employed by Alphatec as of such vesting date. In addition, the options will fully vest upon a change in control of Alphatec.

The Board approved an amendment to the Plan to increase the shares reserved for issuance thereunder by 600,000 shares, effective December 10, 2016, to accommodate the foregoing awards.

Alphatec is providing this information in accordance with NASDAQ Listing Rule 5635(c)(4).

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the Company’s: product development pipeline and product portfolio; ability to transform its operations and achieve superior performance; ability to maintain and take advantage of an improved capital structure; ability of the senior leadership team to successfully implement the Company’s strategy; and ability to accelerate its revenue growth or grow its revenues at all. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2015, filed on March 15, 2016 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

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